SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934

                   (Amendment No.      )


(  )  Filed by the Registrant
(xx)  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
(xx)  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12



                    Vanguard Cellular Systems, Inc.
          (Name of Registrant as Specified In Its Charter)


                   Washburn Graphics, Inc.
          (Name of Person(s) Filing Proxy Statement)


PAYMENT OF FILING FEE (Check the appropriate box):

(xx)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

* Set forth the amount on which the filing fee is calculated and state how it was determined.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

( ) Filing Fee of $          was previously paid on           , 199 ,
    the date the Preliminary Proxy Statement was filed.

                           (Vanguard Logo, see appendix)
March 31, 1994
To the Shareholders of
Vanguard Cellular Systems, Inc.:
     I am pleased to invite you to the Annual Meeting of Shareholders of your Company to be held on Wednesday, May 4, 1994. The Notice of the meeting and a Proxy Statement relating to matters to be considered at the meeting are attached. A proxy card and return envelope are enclosed. The shareholders are being asked to consider and approve the election of certain members of the Board of Directors, the ratification of the selection of Arthur Andersen & Co. as the Company's independent auditors, and the 1994 Long-Term Incentive Plan of the Company. These proposals are discussed in detail in the enclosed Proxy Statement.
     You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please sign and return the proxy card in the postpaid return envelope so that your vote may be counted.
     Information relating to the Company's activities and operations during the fiscal year ended December 31, 1993, is contained in the Company's Annual Report, which is enclosed.
                                          Sincerely,
                                          (Signature, see appendix)
                                          Haynes G. Griffin
                                          PRESIDENT

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                        VANGUARD CELLULAR SYSTEMS, INC.
TO THE SHAREHOLDERS OF VANGUARD CELLULAR SYSTEMS, INC.:
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of VANGUARD CELLULAR SYSTEMS, INC. will be held at the Sheraton Greensboro, 303 N. Elm St., Virginia Ballroom, Greensboro, North Carolina on Wednesday, May 4, 1994, at 9:30 a.m. for the following purposes:
     1. To elect three Class I nominees to the Board of Directors, to serve a three-year term, until the 1997 Annual Meeting of Shareholders;
     2. To consider and act upon a proposal to approve the 1994 Long-Term Incentive Plan of the Company;
     3. To ratify appointment of Arthur Andersen & Co. as auditors for the present year; and
     4. To consider and act upon any other business that may come before the meeting or any adjournment thereof.
     All shareholders are invited to attend the meeting. Only those shareholders of record as of the close of business on March 15, 1994, shall be entitled to notice of and to vote at the meeting. It is important that your stock be represented at this meeting in order that the presence of a quorum may be assured.
     Information relating to the activities and operations of the Company during the fiscal year ended December 31, 1993, is contained in the Company's Annual Report, which is enclosed.
     ENCLOSED IS A PROXY CARD WHICH YOU ARE URGED TO SIGN AND RETURN IN THE POSTPAID RETURN ENVELOPE.
                                          By Order of the Board of Directors
                                          (Signature, see appendix)
                                          Stephen R. Leeolou
                                          SECRETARY
March 31, 1994

                        VANGUARD CELLULAR SYSTEMS, INC.
                                PROXY STATEMENT
     This Proxy Statement is furnished to the shareholders of Vanguard Cellular Systems, Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on May 4, 1994. The address of the Company's principal executive offices is 2002 Pisgah Church Road, Suite 300, Greensboro, North Carolina 27455-3314. The approximate date on which this Proxy Statement and the enclosed proxy were first sent or given to shareholders was March 31, 1994.
     The enclosed proxy is being solicited by the Board of Directors of the Company. A shareholder who executes the accompanying proxy may revoke it at any time before it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending and voting in person. All shares represented by valid proxies received pursuant to this solicitation prior to the meeting and not revoked before their exercise will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification. If no direction is made in the proxy, the shares will be voted for the nominees for director named in this Proxy Statement and for the other proposals described herein.
     The cost of solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegram by directors, officers and employees of the Company. It is not expected that any compensation will be paid for the solicitation of proxies, but brokers and other custodians, nominees or fiduciaries may be reimbursed for their expenses in forwarding proxy materials to principals and obtaining their proxies.
                         VOTING SECURITIES OUTSTANDING
     Only shareholders of record as of the close of business on March 15, 1994, will be entitled to notice of and to vote at the Annual Meeting. On such date, the Company had 25,602,200 shares of Class A Common Stock, par value $0.01 per share ("Common Stock"), issued and outstanding. There are no other voting securities outstanding. Each share is entitled to one vote. Shareholders do not have the right to vote cumulatively in the election of directors.
                                       1

     The following are the only persons known to the Company who beneficially owned more than five percent of the Company's outstanding Common Stock:

                                                                             BENEFICIAL OWNERSHIP (2)(3)
NAME AND ADDRESS (1)                                                            SHARES         PERCENT
The Capital Group, Inc.                                                       1,911,200(4)      7.5%
  333 South Hope Street
  Los Angeles, CA 90071
Stuart S. Richardson                                                          1,440,051(5)      5.62%
  c/o Piedmont Management Company, Inc.
  80 Maiden Lane
  New York, NY 10038
The Equitable Companies Incorporated                                          1,365,625(6)      5.33%
  787 Seventh Avenue
  New York, NY 10019

(1) Does not include certain persons who may be deemed beneficial owners of more than five percent of the Common Stock by reason of their positions as trustees of certain trusts. Peter L. Richardson and Robert R. Richardson serve as trustees of the H. Smith Richardson Testamentary Trust and the Smith Richardson Foundation. Peter L. Richardson additionally serves as trustee of the Grace Jones Richardson Testamentary Trust and Robert R. Richardson additionally serves as trustee of the Randolph Foundation. The H. Smith Richardson Testamentary Trust holds 302,604 shares of Common Stock (1.18%), the Smith Richardson Foundation holds 705,173 shares of Common Stock (2.76%), the Randolph Foundation holds 287,268 shares of Common Stock (1.12%) and the Grace Jones Richardson Testamentary Trust holds 263,695 shares of Common Stock (1.03%). In addition to shares that are held by these entities and that may be deemed beneficially owned by such shareholders, Messrs. Peter L. Richardson and Robert R. Richardson, each of whose address is c/o Piedmont Financial Company, 230 North Elm Street, Greensboro, NC 27401, may be deemed to beneficially own 90,617 shares (0.35%) and 106,974 shares (0.42%), respectively, of Common Stock. As described in footnote (5) below, Stuart S. Richardson also serves as a trustee of the H. Smith Richardson Testamentary Trust, the Smith Richardson Foundation and the Grace Jones Richardson Testamentary Trust and shares held by such entities are included in his beneficial ownership.
(2) The descendants of Lunsford Richardson, Sr., their spouses, trusts and corporations in which they have interests and charitable organizations established by such descendants (collectively referred to as the "Richardson Family") beneficially own approximately 6,586,057 shares or 25.45% of the Company's Common Stock and consequently may, if they act in concert, be in a position to control the management and the affairs of the Company. Such number of shares includes 276,652 shares which members of the Richardson Family have the right to acquire under presently exercisable options granted by the Company under the Amended and Restated Stock Compensation Plan (the "Stock Compensation Plan") and the 1989 Stock Option Plan. The individuals and institutions constituting the Richardson Family have differing interests and may not necessarily vote their shares in the same manner. Furthermore, trustees and directors have fiduciary obligations (either individually or jointly with other fiduciaries) under which they must act on the basis of fiduciary requirements which may dictate positions that differ from their personal interests.
(3) Unless otherwise indicated, all shares are owned of record by the persons named and the beneficial ownership consists of sole voting power and sole investment power.
(4) Ownership as of December 31, 1993 as reported to the Company on a Schedule 13G dated February 11, 1994. These shares may be deemed to be beneficially owned by Capital Guardian Trust Company and Capital
                                       2

    Research and Management Company, operating subsidiaries of The Capital Group, Inc. ("Capital"). According to the Schedule 13G, these subsidiaries of Capital may be deemed to exercise sole voting power as to 347,000 shares and sole investment power with respect to all such shares.
(5) Ownership as of March 15, 1994. Includes 18,000 shares that Mr. Richardson has the right to acquire under presently exercisable stock options granted to him under the Company's 1989 Stock Option Plan. Also includes 103,042 shares held by various trusts of which Mr. Richardson is a trustee. Also includes 9,370 shares owned by Mr. Richardson's spouse and shares owned by various other trusts and a foundation of which Mr. Richardson is a trustee, including 302,604 shares held by the H. Smith Richardson Testamentary Trust, 705,173 shares held by the Smith Richardson Foundation and 263,695 shares held by the Grace Jones Richardson Testamentary Trust. Mr. Richardson denies beneficial ownership of the shares owned by his spouse. The shares shown as beneficially owned do not include 58,648 shares held by a subsidiary of Piedmont Management Company, Inc. and 26,702 shares held in trusts for the benefit of his children. Mr. Richardson is an officer, director and principal shareholder of Piedmont Management Company, Inc. Mr. Richardson denies beneficial ownership of the 58,648 shares as well as the shares held by such trusts. The shares shown also do not include 29,638 shares held by a trust of which Mr. Richardson may be deemed to share investment power, but exercise no voting power.
(6) Ownership as of December 31, 1993 as reported to the Company on a Schedule 13G dated February 9, 1994. These shares may be deemed to be beneficially owned by a group consisting of The Equitable Companies Incorporated ("Equitable"), AXA (a French holding company), and five French mutual insurance companies consisting of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle and Uni Europe Assurance Mutuelle. According to the
    Schedule 13G, the shares are held by subsidiaries of Equitable and were acquired for investment purposes. The Schedule 13G states that the group may be deemed to exercise sole voting power as to 1,328,675 shares, sole investment power as to 1,357,775 shares and shared investment power as to 7,850 shares.
                        SECURITY OWNERSHIP OF MANAGEMENT
     The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock, as of March 15, 1994, by its directors, nominees for election as directors, the executive officers named in the Summary Compensation Table and by all directors, nominees and officers as a group.

                                                                                     AMOUNT AND NATURE
NAME OF BENEFICIAL OWNER                                                        OF BENEFICIAL OWNERSHIP (1)    PERCENT
Stuart S. Richardson.........................................................            1,440,051(2)           5.62  %
Haynes G. Griffin............................................................              828,143(3)           3.21  %
Stephen R. Leeolou...........................................................              769,245(4)           2.98  %
L. Richardson Preyer, Jr.....................................................              775,600(5)           3.01  %
Stephen L. Holcombe..........................................................               54,353(6)            *
Richard C. Rowlenson.........................................................               57,732(7)            *
Doris R. Bray................................................................                3,200(8)            *
Robert M. DeMichele..........................................................                8,000(9)            *
John F. Dille, Jr............................................................               67,884(10)           *
L. Richardson Preyer, Sr.....................................................               98,967(11)           *
Robert A. Silverberg.........................................................              140,281(12)           *
Thomas I. Storrs.............................................................                9,777(13)           *
All Directors, Nominees and Officers as a group (14 persons).................            4,281,602(14)         16.18  %

  * Represents less than 1%
 (1) Unless otherwise indicated, all shares are owned of record by the persons named and the beneficial ownership consists of sole voting power and sole investment power.
 (2) For a detailed description of the nature of Mr. Richardson's beneficial ownership, see "Voting Securities Outstanding." The shares shown as beneficially owned do not include 58,648 shares owned by a subsidiary of Piedmont Management Company, Inc. and do not include 26,702 shares held in trusts for the benefit of his children. Mr. Richardson is an officer, director and principal shareholder of Piedmont Management Company, Inc. Mr. Richardson denies beneficial ownership of the 58,648 shares as well as the 26,702 shares. The shares shown also do not include 29,638 shares held by a trust of which Mr. Richardson may be deemed to share investment power, but exercise no voting power.
 (3) Includes 180,129 shares that Mr. Griffin has the right to acquire under presently exercisable stock options granted to him under the Company's Stock Compensation Plan and its 1989 Stock Option Plan. Also includes 3,514 shares owned by Mr. Griffin's spouse as to which he shares voting and investment power. Does not include 8,814 shares held by trusts, the sole beneficiaries of which are Mr. Griffin's sons and the trustee of which is Mr. Griffin's brother. Mr. Griffin denies beneficial ownership of the foregoing shares owned by his spouse and held by such trusts. The shares shown also do not include 49,037 shares held by a trust of which Mr. Griffin may be deemed to share investment power, but exercise no voting power.
 (4) Includes 205,216 shares that Mr. Leeolou has the right to acquire under presently exercisable stock options granted to him under the Company's Stock Compensation Plan and its 1989 Stock Option Plan. Does not include 13,821 shares held by trusts, the sole beneficiaries of which are Mr. Leeolou's children and the trustee of which is Mr. Leeolou's brother. Mr. Leeolou denies beneficial ownership of the shares held by these trusts. The shares shown also do not include 150,000 shares held by a trust of which Mr. Leeolou may be deemed to share investment power, but exercise no voting power.
 (5) Includes 205,216 shares that Mr. Preyer has the right to acquire under presently exercisable stock options granted to him under the Company's Stock Compensation Plan and its 1989 Stock Option Plan. Also includes 8,041 shares owned by Mr. Preyer's spouse as to which he shares voting and investment power. Does not include 12,374 shares held by trusts, the sole beneficiaries of which are Mr. Preyer's children and the trustee of which is Mr. Preyer's sister. Mr. Preyer denies beneficial ownership of the foregoing shares owned by his spouse and held by such trusts. The shares shown also do not include 165,278 shares held by a trust of which Mr. Preyer may be deemed to share investment power, but exercise no voting power.
 (6) Includes 33,200 shares that Mr. Holcombe has the right to acquire under presently exercisable options granted to him under the Company's Stock Compensation Plan and its 1989 Stock Option Plan.
 (7) Includes 22,800 shares that Mr. Rowlenson has the right to acquire under presently exercisable options granted to him under the Company's 1989 Stock Option Plan. Also includes 18,460 shares owned by Mr. Rowlenson's spouse as to which he shares voting and investment power. Does not include 2,699 shares held by trusts, the sole beneficiaries of which are Mr. Rowlenson's children and the trustee of which is Mr. Rowlenson's brother-in-law. Mr. Rowlenson denies beneficial ownership of the foregoing shares owned by his spouse and held by such trusts.
 (8) Includes 3,000 shares that Mrs. Bray has the right to acquire under presently exercisable options granted to her under the Company's Stock Compensation Plan. Mrs. Bray is a nominee for election to the Board at the Annual Meeting.
                                       4

 (9) Includes 3,000 shares that Mr. DeMichele has the right to acquire under presently exercisable options granted to him under the Company's Stock Compensation Plan. Does not include 58,648 shares held by a subsidiary of Piedmont Management Company, Inc. Mr. DeMichele is a director and officer of Piedmont Management Company, Inc.
(10) Includes 28,436 shares that Mr. Dille has the right to acquire under presently exercisable options granted to him under the Company's Stock Compensation Plan.
(11) Includes 53,436 shares that Mr. Preyer has the right to acquire under presently exercisable options granted to him under the Company's Stock Compensation Plan and 25,329 shares held by Mr. Preyer's spouse. The shares shown do not include 5,798 shares held by a trust of which Mr. Richardson may be deemed to share investment power, but exercise no voting power.
(12) Includes 69,957 shares that Mr. Silverberg has the right to acquire under presently exercisable options granted to him under the Company's Stock Compensation Plan and 30,324 shares that represent his pro rata ownership of Common Stock owned by a corporation of which he is an officer, director and principal shareholder. Of the shares shown as beneficially owned by Mr. Silverberg, he exercises shared voting and investment power with respect to 30,324 shares and sole voting and investment power with respect to 40,000 shares.
(13) Includes 3,000 shares that Mr. Storrs has the right to acquire under presently exercisable options granted to him under the Company's Stock Compensation Plan. Mr. Storrs has elected to retire from the Board at the end of his term expiring at the Annual Meeting.
(14) Includes 853,390 shares that directors and officers have the right to purchase under presently exercisable options granted to them under the Company's Stock Compensation Plan and its 1989 Stock Option Plan.
     Under federal securities laws, the Company's directors, its executive officers, and any persons holding more than 10 percent of the Company's stock are required to report their ownership of the Company's stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during fiscal 1993. All of these filing requirements were satisfied by its directors, officers and 10 percent holders. In making these statements, the Company has relied on the written representations of its directors, officers and 10 percent holders and copies of the reports that they have filed with the Commission.
                             ELECTION OF DIRECTORS
     It is intended that the persons named in the accompanying proxy will vote for the three nominees listed below for directors, unless the authority so to vote is withheld. A plurality of the votes cast is required to elect each director, and, as a result, abstentions and broker nonvotes will not affect the election results if a quorum is present. In the event that any nominee should not be available to serve for any reason, the proxy holders may vote for substitute nominees designated by the Board of Directors. The Board of Directors has no reason to believe any of the nominees named below will be unavailable to serve as a member of the Board of Directors.
     The Board of Directors of the Company is divided into three classes: Class I, Class II and Class III. In accordance with this classification, the members of Class I of the Board of Directors are to be elected at this Annual Meeting. If elected, the nominees will serve until the 1997 Annual Meeting of Shareholders. Thomas I.
                                       5

Storrs, currently a member of Class I of the Board of Directors, has elected to retire from the Board at the end of the term. Doris R. Bray has been nominated for election, along with the remaining Class I directors. The directors designated as Class II have been previously elected to serve until the 1995 Annual Meeting of Shareholders and the directors designated as Class III have been previously elected to serve until the 1996 Annual Meeting of Shareholders.

                                                                                                           DIRECTOR
NAME, AGE AND PRINCIPAL OCCUPATION FOR LAST FIVE YEARS                                                      SINCE
NOMINEES FOR THREE-YEAR TERM (CLASS I)
Doris R. Bray, 56, Partner, Schell Bray Aycock Abel & Livingston, L.L.P. (Attorneys at Law),                  --
  1987-present; director, Cone Mills Corporation, 1989-present.
Stuart S. Richardson, 47, Chairman of the Board of the Company, 1985-present; executive of Piedmont          1985
  Management Company, Inc., a diversified financial services holding company, 1985-present, Vice
  Chairman, 1986-present.
Robert A. Silverberg, 59, Chairman of the Board and President of First Denver Corporation and Chairman       1985
  of its subsidiary, First National Bank of Denver, 1981-present; President and Chairman of the Board of
  181 Realty Company, Inc., commercial real estate holding company, 1968-present.
CONTINUING DIRECTORS (CLASS II)
John F. Dille, Jr., 80, Chairman of the Board of Truth Publishing Company, Inc., 1973-present and            1985
  Pathfinder Communications Corp., 1976-present, newspaper publishers and broadcast station operators headquartered in Elkhart, IN.
Haynes G. Griffin, 47, President and Chief Executive Officer of the Company, 1984-present.                   1984
L. Richardson Preyer, Sr., 75, Distinguished Fellow in Public Policy, University of North Carolina at        1985
  Greensboro, 1981-1992; director, Piedmont Management Company, Inc., 1982-present.
CONTINUING DIRECTORS (CLASS III)
Robert M. DeMichele, 49, President and Chief Executive Officer of Piedmont Management Company, Inc.,         1987
  1982-present; director, The Navigators Group, Inc.
Stephen R. Leeolou, 38, Executive Vice President and Chief Operating Officer, and Secretary of the           1984
  Company, 1984-present.
L. Richardson Preyer, Jr., 46, Vice Chairman of the Board, Executive Vice President, Treasurer and           1984
  Assistant Secretary of the Company, 1984-present.

     During 1993, there were six meetings of the Board of Directors of the Company. Each of the directors attended more than 75% of the total number of meetings of the Board of Directors and of committees of which he is a member.
     The Board of Directors has a Compensation Committee which met nine times during 1993. See "Executive Compensation" -- "Compensation Committee Report on Executive Compensation" and "Compensation Committee Interlocks and Insider Participation".
     The Board of Directors has an Audit Committee which confers with the Company's independent auditors and reviews the scope of auditing of the Company's books and accounts and reports submitted by the officers. The Committee also reviews, with the independent auditors and appropriate Company personnel, procedures and methods employed in connection with the Company's internal audit program and management policies relating to such program. The Audit Committee met twice during 1993. Members of the Audit Committee are Thomas
I. Storrs, Chairman, Robert M. DeMichele and Robert A. Silverberg.
     The Company has no standing Nominating Committee.
                                       6

                             EXECUTIVE COMPENSATION
SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
     The following table sets forth cash and certain other compensation paid or accrued by the Company for its chief executive officer and the four other most highly compensated executive officers (the "Named Executive Officers") for the years ended December 31, 1993, 1992 and 1991, respectively:
                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM COMPENSATION
                                                        ANNUAL COMPENSATION                AWARDS
                                                                                                           PAYOUTS
                                                                          (E)         (F)         (G)
                                                                         OTHER     RESTRICTED  SECURITIES    (H)         (I)
                    (A)                             (C)       (D)        ANNUAL      STOCK     UNDERLYING   LTIP         ALL
                 NAME AND                   (B)   SALARY     BONUS      COMPEN-     AWARD(S)    OPTIONS    PAYOUTS  OTHER COMPEN-
            PRINCIPAL POSITION              YEAR    ($)       ($)      SATION ($)     ($)        (2)(#)      ($)    SATION ($)(3)
Haynes G. Griffin                           1993  350,000     170,000        --          --      150,000      --        2,249
  President and Chief Executive Officer     1992  325,000     133,100        --          --           --      --        2,182
                                            1991  325,000  121,012(1)        --          --           --      --          N/A
Stephen R. Leeolou                          1993  315,000     170,000        --          --      150,000      --        2,249
  Executive Vice President and Chief        1992  285,000     133,100        --          --           --      --        2,182
  Operating Officer                         1991  285,000  121,012(1)        --          --           --      --          N/A
L. Richardson Preyer, Jr.                   1993  305,000     170,000        --          --      150,000      --        2,249
  Executive Vice President and Treasurer    1992  285,000     133,100        --          --           --      --        2,182
                                            1991  285,000  121,012(1)        --          --           --      --          N/A
Stephen L. Holcombe                         1993  150,000      40,000        --          --       30,000      --        1,369
  Senior Vice President and Chief           1992  124,000      31,944        --          --           --      --        1,211
  Financial Officer                         1991  116,000   29,063(1)        --          --       15,000      --          N/A
Richard C. Rowlenson                        1993  150,000      40,000        --          --       30,000      --        1,369
  Senior Vice President and General Counsel 1992  124,000      31,944        --          --           --      --        1,211
                                            1991  116,000   29,063(1)        --          --       15,000      --          N/A

(1) Amounts shown are the fair market value on the date of grant of stock bonuses granted pursuant to the Company's Stock Compensation Plan.
(2) Options were granted under the Company's 1989 Stock Option Plan.
(3) Amounts shown represent the Company's contribution to its 401(k) Plan.
                                       7

STOCK OPTIONS
     The following table provides details regarding stock options granted to the Named Executive Officers during 1993.
                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL REALIZABLE VALUE AT
                                             (B)            (C)                                     ASSUMED ANNUAL RATES OF STOCK
                                          NUMBER OF      % OF TOTAL        (D)                      APPRECIATION FOR OPTION TERM
                                          SECURITIES      OPTIONS       EXERCISE                                 (4)
                                          UNDERLYING     GRANTED TO      OR BASE        (E)
                  (A)                      OPTIONS      EMPLOYEES IN      PRICE      EXPIRATION     (F)        (G)          (H)
                 NAME                      GRANTED      FISCAL YEAR     ($/SHARE)       DATE       0%($)      5%($)       10%($)
Haynes G. Griffin                           150,000(1)      21.65         23.625       5/23/03       0      2,228,645    5,647,825
Stephen R. Leeolou                          150,000(1)      21.65         23.625       5/23/03       0      2,228,645    5,647,825
L. Richardson Preyer, Jr.                   150,000(1)      21.65         23.625       5/23/03       0      2,228,645    5,647,825
Stephen L. Holcombe                          30,000(2)       4.33         23.375       4/24/03       0        441,012    1,117,612
Richard C. Rowlenson                         30,000(3)       4.33         23.375       4/24/03       0        441,012    1,117,612

(1) Includes 20,314 incentive stock options and 129,686 non-qualified stock options granted under the Company's 1989 Stock Option Plan. Options vest over a 5-year period beginning 5/24/94.
(2) Includes 6,224 incentive stock options and 23,776 non-qualified stock options granted under the Company's 1989 Stock Option Plan. Options vest over a 3-year period beginning 4/25/96 and a 5-year period beginning 4/25/94, respectively.
(3) Includes 10,502 incentive stock options and 19,498 non-qualified stock options granted under the Company's 1989 Stock Option Plan. Options vest over a 4-year period beginning 4/25/95 and a 5-year period beginning 4/25/94, respectively.
(4) As required by Securities and Exchange Commission, the amounts shown assume a 5% and 10% annual rate of appreciation on the price of the Company's Common Stock throughout a 10 year Option Term. There can be no assurance that the rate of appreciation assumed for purposes of this table will be achieved. The actual value of the stock options to the Named Executive Officers and all optionees as a group will depend on the future price of the Company's Common Stock. As reflected in the column which assumes a 0% rate of appreciation, the options will have no value to the Named Executive Officers if the price of the Company's Common Stock does not increase above the exercise price of the options. If the price of the Company's Common Stock increases, all shareholders will benefit commensurately with the Named Executive Officers. On December 31, 1993, there were 25,598,720 shares of Common Stock outstanding and the closing price of the Common Stock was $29.25. Using the same Assumed Annual Rates of Stock Price Appreciation for the Option Term to arrive at Potential Realizable Value shown in the table above, the gain to all shareholders as a group at the 5% and 10% rates would be $470,892,751 and $1,193,334,684, respectively. The amount of the gain to all Named Executive Officers as a percent of the gain to all shareholders under these scenarios would be approximately 1.61%.
                                       8

OPTION EXERCISES AND HOLDINGS
     The following table shows stock options exercised by the Named Executive Officers during 1993, including the aggregate value of gains on the date of exercise (the "Value Realized"). In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1993. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.
   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                (A)                       (B)               (C)              (D)           (D)           (E)           (E)
                                                                                                        VALUE OF UNEXERCISED
                                                                            NUMBER OF SECURITIES            IN-THE-MONEY
                                                                           UNDERLYING UNEXERCISED    OPTIONS AT YEAR-END ($)(1)
                                    SHARES ACQUIRED                       OPTIONS AT YEAR-END (#)
               NAME                 ON EXERCISE (#)  VALUE REALIZED ($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
Haynes G. Griffin                            --                 --         180,129       174,000      3,092,624     1,071,750
Stephen R. Leeolou                           --                 --         205,216       174,000      3,742,879     1,071,750
L. Richardson Preyer, Jr.                    --                 --         205,216       174,000      3,742,879     1,071,750
Stephen L. Holcombe                      15,000            146,250          27,200        44,800        343,400       234,050
Richard C. Rowlenson                         --                 --          16,800        44,700         80,400       233,100

(1) The closing price of the Common Stock on December 31, 1993, was $29.25. DIRECTORS' FEES
     Five of the nine present directors are not salaried employees of the Company. For their services, those directors are paid a retainer at an annual rate of $10,000 plus $500 for the first in-person Board or Board Committee meeting in any one day, and $300 per day for each telephonic meeting or for each additional meeting on the same day. Salaried employees receive no additional compensation for their services as directors.
EMPLOYMENT AND OTHER RELATED AGREEMENTS
     On March 1, 1990, the Company entered into five-year employment agreements with Messrs. Griffin, Preyer, Jr. and Leeolou. Each agreement provides for a continuation of salary and benefits for the remaining term of the agreement if employment is terminated by the Company "other than for cause" as defined in the agreement or if the executive terminates his employment following a "change in control" of the Company because (i) his authority and/or responsibility are substantially reduced, or (ii) he is required to move his residence from Greensboro, North Carolina, or (iii) his travel obligations are materially increased without his consent. Each agreement also provides that the executive will not compete with the Company for the term of the agreement or for one year following his termination "with cause," whichever is later. In connection with the employment agreements, the Company implemented an Executive Officer Long-Term Compensation Plan in which four executive officers participate. Under this plan, Haynes G. Griffin, Stephen R. Leeolou and L. Richardson Preyer, Jr. each would earn two cash bonuses of $500,000 each and Stuart S. Richardson would earn two cash bonuses of $94,000 each if and when the consolidated net profits of the Company for four profitable consecutive quarters equal or exceed $20 million and $40 million, respectively. In order to be entitled to his bonuses, the participating executive officer must be employed by the Company at the end of the applicable period or his employment must have been previously terminated "other than for cause" prior to a "change of control" or by reason of his death or permanent disability. If there is a "change of control," the bonuses will become immediately payable.
                                       9

     Messrs. Richardson, Griffin, Leeolou, Preyer, Jr., and Holcombe own shares of stock that were granted to them pursuant to certain restricted stock agreements. The restrictions on such shares have expired. The Company has agreed that in the event there is a "change in control" (as defined in the agreements governing the restricted stock) of the Company at any time prior to December 31, 1998, the executives will be reimbursed for the income taxes they pay with respect to the restricted stock up to an amount that would not be deemed an "excess parachute payment" for federal income tax purposes (the executive's average compensation for the preceding five years, multiplied by three). Both the value of the stock bonuses and the amount of the tax reimbursements should be deductible items to the Company or an acquiror, as the case may be, for tax purposes. The restrictions on the stock bonuses will lapse immediately in the event that, following a "change in control," the executive is terminated "other than for cause" or the executive's conditions of employment are changed and he voluntarily terminates his employment as a result, both as defined in the agreements. The acquiror would also be required to reimburse the executive for any excise taxes payable by reason of such an acceleration, plus an amount necessary to reimburse the executive for all additional taxes caused by such additional payments. Such additional payments are intended to place the employee in the same position as he would have been had the bonuses not been accelerated. COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     Decisions on compensation of the Chief Executive Officer and of the other Named Executive Officers are made by the Company's Compensation Committee (the "Committee"). Two nonemployee directors serve as members of the Committee:
Robert M. DeMichele, Chairman, and Thomas I. Storrs. In addition, all compensation decisions regarding the Chief Executive Officer and the other Named Executive Officers are reviewed and ratified by the full Board of Directors.
     The Company has employed independent consultants since 1986, in connection with compensation matters, to compile for review and analysis objective survey information from other companies both within and outside of the industry to establish a range of benchmarks for salary, bonus, and other incentives for executive officers with similar positions and responsibilities.
  COMPENSATION PHILOSOPHY
     The Company's compensation policies are designed to attract and retain competent management. The Board's goal is to provide competitive salaries to its executive officers and to give them performance incentives to motivate superior performance on behalf of the Company and its shareholders. The Company has generally used two types of incentive compensation: annual bonuses, payable in cash or in stock, and long-term compensation in the form of stock options and restricted stock bonuses and, in the case of its officer-directors, cash bonuses linked to specific performance goals. The Committee believes that linking long-term compensation to the value of the Company's Common Stock is especially effective because it aligns the interests of management with those of the Company's shareholders.
  EXECUTIVE OFFICER COMPENSATION
     SALARIES. The salaries of the Named Executive Officers were increased in a range of 7.02% to 20.97% during 1993. Based upon information furnished by the compensation consultants, these salaries fall within the range of executive salaries in competitive companies, among which are companies included in the peer comparison group in the performance graph.
                                       10

     ANNUAL BONUSES. The Committee considers annual cash and stock bonus awards as an integral part of the Company's financial incentive package to achieve the Company's goals. Bonuses for the Chief Executive Officer and other Named Executive Officers are based upon the Company's performance during the year in a number of measurable areas. The Company is in an industry that is in a start-up phase of its history, and, therefore, customary measures of performance, such as net income, return on assets, and return on shareholders' equity are not applicable as measures of management performance at this time.
     In making decisions with regard to annual bonuses to Named Executive Officers, the Committee examines two key areas:
     1. Performance of the Company against the operating and financial targets established by the Board of Directors each year by adoption of the annual operating plan, and
     2. The specific actions of Named Executive Officers to respond effectively to outside factors, such as economic trends and industry competitive factors that can impact the Company's operating performance.
     Annual bonuses were determined in early 1994 based upon the Named Executive Officers' contributions to the Company's achievements in the following performance areas: net gain in subscribers; reduction of marketing costs per new subscriber; maintenance of revenue per subscriber; increase in service revenue; control of operating expenses; increase in operating cash flow; and reduction of net loss. The Committee's determination of annual bonuses is within its discretion, and it uses the Company's performance relative to target performance contained in the Company's operating plan as a standard in assessing the performance of the Named Executive Officers. The performance areas mentioned above were assessed individually and in the aggregate in relation to the achievement of the Company's operating plan.
     The Committee approved in early 1994 cash bonuses for the Named Executive Officers ranging from 21.05% to 35.79% of their total cash compensation based on the Company's performance for the past year, which the Committee judged to be outstanding.
     LONG-TERM COMPENSATION. The Company's long-term incentive compensation awards are designed to encourage the retention of key executives. Long-term compensation for the Chief Executive Officer and other officer-directors, including Messrs. Leeolou and Preyer, Jr., consists of two elements, both of which have been in place for some time: (i) restricted stock bonuses and stock options, and (ii) a long-term cash incentive bonus.
     RESTRICTED STOCK BONUSES AND STOCK OPTIONS. The Company currently has a Stock Compensation Plan and a 1989 Stock Option Plan, both of which provide for the grant of incentive and nonqualified stock options. The Stock Compensation Plan also permits the grant of restricted stock bonuses. The Committee administers these plans and determines, in its discretion, what grants will be made thereunder. Under these plans, stock options were granted to Named Executive Officers in 1987, 1990 and 1993. For options granted in 1993, see Notes 1, 2 and 3 under "Stock Options" above for vesting schedule. The Company proposes to replace these plans with a new plan, which will be considered by shareholders at the Annual Meeting. See "Proposal to Approve the 1994 Long-Term Incentive Plan" below.
                                       11

     LONG-TERM CASH INCENTIVES. A long-term cash bonus opportunity was established in 1990 under the Company's Executive Officer Long-term Incentive Compensation Plan, which was adopted in conjunction with employment agreements between the Company and its officer-directors. It is a bonus opportunity pursuant to which Messrs. Griffin, Preyer, Jr. and Leelou can earn two bonuses of $500,000 each at any time prior to September 30, 1998 if the Company achieves certain profitability levels. See "Employment and Other Related Agreements" above.
  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER
     SALARY. The salary of Haynes G. Griffin, the Chief Executive Officer, was increased 7.7% in 1993, which was the first increase since 1990. Based upon information furnished by the compensation consultants, Mr. Griffin's salary falls within the benchmark range of other salaries for chief executive officers of competitor companies, among which are companies included in the peer comparison group in the performance graph.
     ANNUAL BONUS. The Committee approved in early 1994 a cash bonus for Mr. Griffin of $170,000, which represents 32.69% of his total cash compensation. In determining the amount of Mr. Griffin's bonus, the Committee recognized the achievements detailed under "Executive Officer Compensation -- Annual Bonuses" above.
     LONG-TERM COMPENSATION. In 1993, Mr. Griffin was granted an option to purchase 150,000 shares of Common Stock under the Company's 1989 Stock Option Plan. The option is subject to the vesting provisions described in Note 1 under "Stock Options" above.
            Robert M. DeMichele                     Thomas I. Storrs
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Robert M. DeMichele, a member of the Company's Compensation Committee, is a director and executive officer of Piedmont Management Company, Inc. Haynes G. Griffin, Chief Executive Officer of the Company, serves on the Board of Directors of Piedmont Management Company, Inc.
                                       12

PERFORMANCE GRAPH
     The graph shown below is a line-graph presentation comparing the Company's cumulative, five-year shareholder return on an indexed basis with the S&P 500 Stock Index, a Peer Comparison Group of cellular telephone companies and the Hambrecht & Quist Technology Stock Index.
          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN


            (Comparison Graph appears here, see appendix)


 Assumes an initial investment of $100 on December 31, 1988 and reinvestment of dividends.
        Based on quarterly dividends and quarterly closing stock prices.
(diamond)   Vanguard Cellular Systems, Inc.
(solid box) S&P 500 Stock Index, a broad based index of industrial and service companies.
(circle)    Peer Comparison Group, an index of the following cellular telephone companies: Associated Communications; Cellular Communications, Inc.;
            Cellular, Inc.; Celutel, Inc.; United States Cellular Corporation;
            and McCaw Cellular Communications, Inc.
  *         Hambrecht & Quist Technology Stock Index, a published index of approximately 200 companies in computer software and hardware, communications, semi-conductor and high technology health care industries.
                                       13

             PROPOSAL TO APPROVE THE 1994 LONG-TERM INCENTIVE PLAN
     On March 25, 1994, the Board of Directors adopted, subject to shareholder approval, the 1994 Long-Term Incentive Plan (the "Plan"). The Plan is intended to induce those persons who are in a position to contribute materially to the success of the Company to remain with the Company, to offer them rewards in recognition of their contributions to the Company's progress and to offer them incentives to continue to promote its best interests. Under the Plan, the Company may grant stock options, stock appreciation rights, unrestricted stock, restricted stock and performance shares to employees and nonemployee directors of the Company. The Plan will replace the Company's 1989 Stock Option Plan and its Amended and Restated Stock Compensation Plan, both of which will be terminated if the Plan is approved.
DESCRIPTION OF PLAN
     The Plan provides for the grant of options and awards of up to 2,000,000 shares of the Company's Class A Common Stock, par value $.01 per share ("Common Stock"). No single person may receive grants and awards under the Plan aggregating more than 350,000 shares of Common Stock over the 10-year life of the Plan. The number and class of shares available under the Plan may be adjusted in the event of stock splits and combinations, stock dividends and similar changes in the capitalization of the Company. No grants or awards may be made under the Plan after March 24, 2004.
     Awards may be granted under the Plan to officers (including officers who are also directors) and other executive and supervisory employees of the Company and to directors who are not employees of the Company, except that only employees (including those who are officers and directors) will be eligible to receive Incentive Stock Options. The Company has 13 officers and directors, who are eligible under the Plan. The Company estimates that approximately 50 additional employees will also be eligible to participate in the Plan.
     The Plan provides that the Board of Directors may terminate, amend or revise the terms of the Plan except that shareholder approval is required to (i) increase the aggregate number of shares of Common Stock issuable under the Plan,
(ii) change the minimum purchase price for shares that may be received by exercise of stock options or stock appreciation rights under the Plan, (iii) increase the maximum duration established under the Plan for any award, or (iv) permit the granting of an award to any person other than as specified under the Plan.
     The Plan provides that stock options and stock appreciation rights that have not been exercised and restricted stock and performance shares that are subject to restrictions under the Plan may not be transferred by a participant except by will or applicable laws of descent and distribution. The Plan provides that the Company may require payment, or withhold payments made under the Plan, in order to satisfy applicable tax withholding requirements.
     The Plan is administered by a Committee appointed by the Board of Directors (the "Committee"). The Committee must consist of no fewer than two members, each of whom is an "outside director" of the Company, as defined in Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), and a disinterested person within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. The Committee has sole authority over the grant of options and other awards under the Plan and for the administration of the Plan.
     Any shares of Common Stock that are subject to options or other awards under the Plan and are not issued, or are issued but have not vested, prior to termination of the grant or award may again be made the subject of grants and awards under the Plan.
     The closing market price of the Common Stock as reported on NASDAQ on March 21, 1994, was $28.75 per share.
                                       14

     STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The Plan permits the granting of incentive stock options ("ISOs") and nonqualified stock options. Stock appreciation rights may be awarded either in tandem with stock options ("Tandem SARs") or on a stand-alone basis ("Nontandem SARs").
     The price of shares subject to options granted under the Plan will be determined by the Committee at the time of grant, but may not be less than 100% of the fair market value of the Common Stock at the time of the grant. The option price determined with respect to an option will also be applicable in connection with the exercise of any Tandem SAR granted with respect to such option. The exercise, or base, price of a Nontandem SAR will be determined by the Committee, but may not be less than 100% of the fair market value of the Common Stock at the time of grant. The appreciation in the Common Stock that determines the number of shares to be issued to a Nontandem SAR recipient will be the excess of the fair market value of the shares subject to the SAR at the time of exercise over the base price of the shares.
     The Committee will determine at the time of grant the terms under which stock options and stock appreciation rights will vest and become exercisable. No stock option may expire later than 10 years from the date of grant. No ISO may be granted to a participant who owns, at the time of the grant, stock representing more than 10% of the total voting power of all classes of stock of the Company (a "10% Shareholder") unless the option price for the shares subject to such ISO is at least 110% of the fair market value on the date of grant and such ISO award is exercisable only within five years after its date of grant. In addition, the total fair market value of a share subject to ISOs which are exercisable for the first time by an eligible participant in a given calendar year may not exceed $100,000, valued as of the date of the ISO's grant. ISOs may not be granted more than 10 years after the date of adoption of the Plan by the Board.
     Upon surrender of a Tandem SAR and the related unexercised option, the participant will be entitled to receive shares of Common Stock having an aggregate fair market value equal to (i) the then fair market value of the shares subject to the unexercised option, less (ii) the aggregate option price specified in the option. Upon exercise of all or a portion of a Tandem SAR, the related option will be cancelled with respect to a proportionate number of shares of Common Stock. Upon surrender of a Nontandem SAR, the participant will be entitled to receive shares of Common Stock having an aggregate fair market value equal to (i) the then fair market value of the shares covered by the Nontandem SAR, less (ii) the aggregate base price of such shares specified by the Committee. The Committee, in its discretion, may cause all or any portion of the payment to be made in cash in lieu of Common Stock. In that event, the number of shares of Common Stock issuable under this Plan will be reduced by the number of shares to which the cash payment relates. The maximum number of shares that may be awarded under the Plan to the person receiving such cash payment will also be reduced in the same manner. Any fractional shares resulting from the exercise of an SAR will be paid in cash.
     Unexercised options and stock appreciation rights will terminate if a participant ceases to be employed by or otherwise terminates his relationship with the Company for any reason other than death or disability, unless otherwise provided in the applicable grant. In the event of death or disability, options and stock appreciation rights shall expire within one year, unless the grant provides otherwise.
     UNRESTRICTED STOCK. Unrestricted stock may be granted to persons eligible under the Plan at the discretion of the Committee. No payment is required upon receipt of unrestricted stock.
     RESTRICTED STOCK. Restricted stock may be issued under the Plan, subject to restrictions and conditions as determined by the Committee. Restricted stock will be held in escrow and may not be sold or otherwise transferred until the restrictions imposed on the stock have lapsed. However, the participant will have other rights associated with ownership of such restricted stock, including the right to vote and to receive dividends. Restricted
                                       15
stock will be forfeited if the participant dies or terminates employment or association with the Company prior to lapse of the restrictions on the shares, unless otherwise provided in the grant.
     PERFORMANCE SHARES. Performance shares confer upon the participant the right to receive a specified number of shares of Common Stock contingent upon the achievement of performance objectives within a specified period (not to exceed ten years) as determined by the Committee. If performance objectives are achieved, the Committee may distribute cash equal to the fair market value of the Common Stock in lieu of Common Stock. In that event, the number of shares of Common Stock issuable under this Plan will be reduced by the number of shares to which the cash payment relates. The maximum number of shares that may be awarded under the Plan to the person receiving such cash payment will also be reduced in the same manner. A grant of performance shares will terminate if the participant dies or terminates employment or association with the Company prior to achieving the applicable performance objectives, unless otherwise provided in the grant.
     PERFORMANCE-BASED COMPENSATION GRANTS. Stock options and stock appreciation rights granted under the Plan are exercisable at not less than 100% of fair market value of the underlying shares at the time of grant, which should preserve any federal income tax deduction available to the Company at the time of exercise. The Plan provides that the Committee may also designate restricted stock awards and performance share awards performance-based compensation grants within the meaning of Section 162(m) of the Code in order to preserve such deductions. Performance-based compensation grants will be subject to the achievement of an objective performance goal or goals established in writing by the Committee prior to the employee's performance of the relevant services and while the outcome under the goal or goals is substantially uncertain. The performance goals established by the Committee with respect to a specific grant must be based on one or more of the following criteria: net gains in the number of Company subscribers; achieving targeted revenues per subscriber; achieving targeted marketing costs per net new subscriber; increases in service revenue; control of operating expenses; increases in operating cash flow; increases in operating income; reduction in net loss; and achieving and increasing net income.
FEDERAL INCOME TAX CONSEQUENCES
     ISOs granted under the Plan are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code (the "Code"). The grant of an ISO generally does not result in taxable income to the participant at the time of grant or at the time of exercise. However, for any year, in which Common Stock is purchased upon exercise of the option, the difference between the fair market value of the Common Stock at the time of exercise and and its cost to the participant will be a tax preference item for purposes of computation of the employee's alternative minimum tax under Section 55 of the Code. If the participant exercises the option and then sells the Common Stock purchased under the option at a gain, the excess of the sales price of the Common Stock over its cost to the participant will be taxable as a long-term capital gain if the sale is made more than two years from the granting of the option and more than one year from the transfer of the stock to the participant. If the sale is made within two years after the granting of the option or within one year after the Common Stock is transferred to the participant and if sales proceeds exceed the fair market value of the Common Stock on the date of exercise, the participant generally will recognize ordinary income, equal to the fair market value of the Common Stock on the date of exercise less the option price, and capital gain (long-term or short-term as the case may be), equal to the amount realized in excess of the fair market value of the Common Stock on the date of exercise. No tax deduction generally will be available to the Company as a result of the granting of ISOs, the exercise of such options, or the sale by participants of the Common Stock purchased. However, the Company will be entitled to a deduction in an amount equal to the ordinary income, if any, realized by a participant on the sale of Common Stock purchased pursuant to the exercise of an ISO.
                                       16

     Nonqualified stock options granted under the Plan are not intended to qualify as ISOs under the Code. The grant of a nonqualified stock option will not result in taxable income to the participant or a deduction to the Company. On the date any such option is exercised, a participant generally will be deemed to receive ordinary income equal to the amount by which the fair market value of the Common Stock on the exercise date exceeds the option price, and the Company will generally receive a deduction in the same amount.
     There will be no federal income tax consequences to either the participant or the Company upon the grant of a stock appreciation right. However, the participant generally will recognize ordinary income upon the exercise of a stock appreciation right in an amount equal to the aggregate amount of cash and the fair market value of the shares of Common Stock received upon exercise, and the Company will generally receive a deduction in the same amount.
     Participants will recognize taxable income at the time unrestricted stock is received under the Plan. The Company will be entitled to a deduction equal to the amount includable in the participant's income.
     In general, there will be no federal income tax consequences to either the Company or the participant upon the grant of restricted stock or the right to receive performance shares until the restrictions lapse or the performance goals achieved, as the case may be. At that time, the participant will recognize taxable income equal to the then fair market value of the Common Stock and the Company will generally receive a corresponding deduction. However, with respect to restricted stock grants, participants may elect, within 30 days after the date of grant, to recognize ordinary income equal to the fair market value of the restricted stock on the date of grant and the Company will be entitled to a corresponding deduction at that time.
VOTE REQUIRED
     Approval of the Plan will require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock, present in person or by proxy, and entitled to vote at the meeting. Abstentions and broker nonvotes will have the effect of a vote against the proposal.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE 1994 LONG-TERM INCENTIVE PLAN.
                              INDEPENDENT AUDITORS
     The accounting firm of Arthur Andersen & Co. has been selected by the Board of Directors as independent auditors of the Company for the fiscal year ending December 31, 1994. Arthur Andersen & Co. has conducted the audit of the Company's year-end financial statements since its inception.
     A representative of Arthur Andersen & Co. is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he desires to do so. Such representative will be available to respond to questions relating to the audit of the Company's 1993 financial statements.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN & CO. AS INDEPENDENT AUDITORS.
                                       17

                         PROPOSAL OF SECURITIES HOLDERS
     A proposal of a security holder of the Company intended to be presented at the next Annual Meeting of Shareholders must be received at the Company's principal executive offices on or before December 1, 1994 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.
                                 OTHER MATTERS
     Management is not aware of any matter to be brought before the Annual Meeting other than the matters described herein. However, if other matters do come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgment on such matters.
                                          By Order of the Board of Directors
March 31, 1994

                        VANGUARD CELLULAR SYSTEMS, INC.
PROXY
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 4, 1994.
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned hereby appoints Stuart Smith Richardson, Haynes G. Griffin and Stephen R. Leeolou, or any of them, proxies with full power of substitution to vote all shares of Class A Common Stock of Vanguard Cellular Systems, Inc. standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held May 4, 1994, and any adjournment thereof:

1. Election of Directors (Class I):         For all nominees listed below               Withhold authority to vote for
                                            (except as indicated to the contrary        all nominees listed below [ ].
                                            below) [ ].

           Doris R. Bray, Stuart S. Richardson, Robert A. Silverberg
To withhold authority to vote for any nominee or nominees, write the nominee's name in the space provided below.
2. To approve the 1994 Long-Term Incentive Plan of the Company.
                     FOR [ ]        AGAINST [ ]        ABSTAIN [ ]
                          (Continued on reverse side)

3. To ratify appointment of Arthur Andersen & Co. as the Company's auditors for
   1994. FOR [ ]    AGAINST [ ]    ABSTAIN [ ]
4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN THE PROXY STATEMENT AND FOR PROPOSALS 2, AND 3.
    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                           Dated                          , 1994
                                                         Signature
                                                         Signature

*****************************APPENDIX***********************************

On the letter to the Shareholders a Vanguard logo appears where indicated. Also on the Shareholders letter, a signature of Haynes G. Griffin appears.



On the NOTICE OF ANNUAL MEETING OF SHAREHOLDERS page, a signature of Stephen R. Leeolou appears where indicated.



On page 13 a Comparison Graph appears with the following plot points:

    COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

                    12/31/88  12/31/89  12/31/90  12/31/91  12/31/92  12/31/93

Vanguard Cellular    $100      $173      $116       $134      $132       $144

S&P 500              $100      $132      $127       $166      $179       $197

Peer Group
 Composite           $100      $113       $70       $111      $123       $189

H & Q Technology
 Index               $100      $109       $99       $147       $169      $180